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                                                                      EXHIBIT 21
                         SUBSIDIARIES OF THE REGISTRANT

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
                                                           STATE OR JURISDICTION OF
                                                              INCORPORATION OR
       NAME (ALL 100% Owned)                                    ORGANIZATION
       ---------------------                           ----------------------------
Advanced Cardiovascular Systems, Inc.                  California
AFx, Inc.                                              California
Arter Re Insurance Co. Ltd.                            Bermuda
Bioerodible Vascular Solutions                         Delaware
Cardiac Pacemakers, Inc.                               Minnesota
Cardio Thoracic Systems, Inc.                          Delaware
EndoVascular Technologies, Inc.                        Delaware
Guidant Australia Pty Ltd.                             Australia
Guidant Group B.V.                                     Netherlands
Guidant Belgium S.A.                                   Belgium
Guidant Canada Corporation                             Canada
Guidant CR Sro                                         Czech
Guidant do Brasil Ltda.                                Brazil
Guidant Endovascular Solutions, Inc.                   Indiana
Guidant Europe S.A.                                    Belgium
Guidant France S.A.                                    France
Guidant GmbH                                           Germany
Guidant GmbH                                           Austria
Guidant Holdings B.V.                                  Netherlands
Guidant Holdings C.V.                                  Netherlands
Guidant Holdings, Inc.                                 Indiana
Guidant Hong Kong Ltd.                                 Hong Kong
Guidant India Pte. Ltd.                                India
Guidant Intercontinental Corporation                   Indiana
Guidant International B.V.                             Netherlands
Guidant International Trading Co. Ltd.                 China
Guidant Investment Corporation                         California
Guidant Italia, S.r.l                                  Italy
Guidant Japan K.K.                                     Japan
Guidant Limited                                        England
Guidant Luxembourg                                     Luxembourg
Guidant Nederland B.V.                                 Netherlands
Guidant Norway A.S.                                    Norway
Guidant Aparelhos Medicos LOA                          Portugal
Guidant Puerto Rico BV                                 Netherlands
Guidant Puerto Rico Sales Corporation                  Texas
Guidant S.A.                                           Spain
Guidant S.A.                                           Switzerland
Guidant Sales Corporation                              Indiana
Guidant Scandinavia                                    Denmark
Guidant Scandinavia AB                                 Sweden
Guidant Singapore Pte. Ltd.                            Singapore
Guidant Thailand                                       Thailand
Intermedics Electromedicina SA                         Spain
Intermedics, Inc.                                      Delaware
Origin Medsystems, Inc.                                Delaware
Vectoris Corporation                                   California
X Technologies, Inc.                                   Delaware
4105 Lexington, LLC                                    Minnesota
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